Exhibit 99.3
Consent of Raymond James & Associates, Inc.
We hereby consent to the use in Amendment No. 1 to the Registration Statement of Dawson Geophysical Company on Form S-4 and in the Joint Proxy Statement/Prospectus of Dawson Geophysical Company and TGC Industries, Inc., which is part of the Registration Statement, of our opinion dated March 20, 2011 appearing as Annex B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained in such Joint Proxy Statement/Prospectus. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.
/s/ Raymond James & Associates, Inc.
Dallas, Texas
July 20, 2011